Exhibit (a)(1)(D)
AMBASSADORS INTERNATIONAL, INC.
NOTICE

Offer to Exchange Shares of Common Stock Plus 10% Senior Secured Notes due 2012 for
Outstanding 3.75% Convertible Senior Notes due 2027, CUSIP Nos. 023178AA4 and 023178AB2
and
Consent Solicitation for Amendments to the Related Indenture

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 23, 2009, UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

September 25, 2009

To our Clients:

This notice, the offer to exchange and consent solicitation dated September 25, 2009 (as amended and supplemented from time to time, the “Offer to Exchange”) of Ambassadors International, Inc., a Delaware corporation (the “Company”), and the related letter of transmittal and consent (the “Letter of Transmittal”) have been delivered to you in connection with the Company’s offer (the “Exchange Offer”) to exchange for each $1,000 principal amount of outstanding 3.75% Convertible Senior Notes due 2027 issued by the Company (the “Existing Notes”): (i) 230.3766 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), plus (ii) $273.1959 principal amount of the Company’s 10% Senior Secured Notes due 2012 (the “New Notes,” and together with the consideration referenced in clause (i), the “Exchange Consideration”), upon the terms and subject to the conditions set forth in the Offer to Exchange and the related offer materials (as amended and supplemented from time to time, the “Offer Documents”). Each holder of Existing Notes validly tendered and not validly withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date shall receive the Exchange Consideration. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued but unpaid interest through, but excluding, the settlement date of the Exchange Offer on, the Existing Notes that are tendered and accepted pursuant to the Exchange Offer.

Capitalized terms used but not defined herein shall have the same meaning given them in the Offer to Exchange.

Enclosed for your consideration is material relating to the Exchange Offer and Consent Solicitation by the Company, upon the terms and subject to the conditions described in the Offer to Exchange and Letter of Transmittal.

You do not have to tender all of your Existing Notes to participate in the offer. You may withdraw your tender of Existing Notes at any time prior to the Expiration Date.

By tendering your Existing Notes, you will automatically be consenting to the Proposed Amendments to the indenture for the Existing Notes. A holder may not consent to the Proposed Amendments without tendering the Existing Notes related thereto.

The material relating to the Exchange Offer and Consent Solicitation is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account or benefit but not registered in your name. A tender of any of the Existing Notes and the related consent with respect to any such Existing Notes may only be made by us pursuant to your instructions. Therefore, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us or our nominee for your account, pursuant to the terms and conditions set forth in the accompanying Offer to Exchange and Letter of Transmittal.

We urge you to read carefully the Offer to Exchange, the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Existing Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender your Existing Notes and deliver your consent to the Proposed Amendments in accordance with the provisions of the Offer to Exchange and Letter of Transmittal. Please note that tenders of Existing Notes must be received by the Expiration Date. Any Existing Notes tendered pursuant to the offer and consent solicitation may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The offer is for any and all of the Existing Notes.

2. The Company may terminate the offer at any time in its sole discretion in accordance with applicable law.

3. If you desire to tender any Existing Notes and deliver your consent pursuant to the Exchange Offer and Consent Solicitation, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes and deliver a consent on your behalf no later than 12:00 midnight, New York City time, on the Expiration Date.

4. You may not validly tender Existing Notes without delivering a consent to the Proposed Amendments. You may not validly deliver a consent to the Proposed Amendments without tendering your Existing Notes.

5. The Exchange Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Exchange under the caption “The Exchange Offer — Conditions to Completion of the Exchange Offer.”

6. Consummation of the Exchange Offer and the effectiveness of the Proposed Amendments may have adverse consequences to non-tendering Holders of Existing Notes as a result of the Proposed Amendments. In addition, the reduced outstanding principal amount of Existing Notes available for trading as a result of the Exchange Offer may adversely affect the liquidity, market value and price volatility of Existing Notes remaining outstanding after consummation of the Exchange Offers. If the requisite consents are received and the supplemental indenture giving effect to the Proposed Amendments is executed and becomes effective, the Proposed Amendments will be binding on all non-tendering Holders of such Existing Notes.

If you wish to have us tender your Existing Notes held by us for your account or benefit and deliver your consent, please so instruct us by completing, executing and returning to us the instruction form that appears below, allowing sufficient time for us to tender your Existing Notes on your behalf prior to the Expiration Date. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Existing Notes.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF THE COMPANY, THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN AND THEREIN.

THE COMPANY IS MAKING THE EXCHANGE OFFER TO ALL HOLDERS OF OUTSTANDING EXISTING NOTES. THE COMPANY IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, THE COMPANY WILL MAKE A GOOD FAITH EFFORT WITHOUT INCURRING ANY SIGNIFICANT EXPENSE TO COMPLY WITH ANY SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO, NOR WILL TENDERS OF EXISTING NOTES BE ACCEPTED FROM, OR ON BEHALF OF, THE HOLDERS OF EXISTING NOTES RESIDING IN ANY SUCH JURISDICTION, SUBJECT TO THE COMPANY’S OBLIGATIONS TO COMPLYH WITH APPLICABLE SEC REGULATIONS. THE EXCHANGE OFFER WILL NOT BE MADE IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER.

NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OTHER THAN IN THE UNITED STATES THAT WOULD PERMIT A PUBLIC OFFERING OF THE COMPANY’S NEW NOTES OR COMMON STOCK, OR THE POSSESSION, CIRCULATION OR DISTRIBUTION OF THE OFFER DOCUMENTS OR ANY OTHER MATERIAL RELATING TO THE COMPANY OR ITS NEW NOTES OR COMMON STOCK IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, SUBJECT TO THE COMPANY’S OBLIGATIONS TO COMPLY WITH

APPLICABLE SEC REGULATIONS. ACCORDINGLY, THE COMPANY’S NEW NOTES AND COMMON STOCK MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, AND NEITHER THE OFFER DOCUMENTS NOR ANY OTHER MATERIAL RELATING TO THE COMPANY’S NEW NOTES OR COMMON STOCK MAY BE DISTRIBUTED, OR PUBLISHED, IN OR FROM ANY COUNTRY OR JURISDICTION EXCEPT IN COMPLIANCE WITH ANY APPLICABLE RULES AND REGULATIONS OF ANY SUCH COUNTRY OR JURISDICTION. PERSONS INTO WHOSE POSSESSION THE OFFER DOCUMENTS COME ARE ADVISED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS RELATING TO THIS EXCHANGE OFFER, THE DISTRIBUTION OF THE OFFER DOCUMENTS, AND THE RESALE OF THE NEW NOTES AND COMMON STOCK.

UNDER NO CIRCUMSTANCES SHALL THIS LETTER CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY THE EXISTING NOTES, NEW NOTES OR COMMON STOCK.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER AND
CONSENT SOLICITATION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and the Consent Solicitation with respect to the Existing Notes.

This will instruct you to tender the principal amount of Existing Notes indicated below held by you for the account or benefit of the undersigned and automatically deliver the undersigned’s consent to the Proposed Amendments to the indenture for the Existing Notes with respect to the principal amount of Existing Notes indicated below, pursuant to the terms of, and conditions set forth in, the Offer to Exchange and the Letter of Transmittal.

Principal amount of Existing Notes, with respect to which consent to the Proposed Amendments is given, and which are to be tendered unless otherwise indicated:

☐	Please do not tender any Existing Notes held by you for my account.

Total Principal Amount Tendered*: $

*	I (we) understand that if I (we) sign this instruction form without indicating an aggregate principal amount of Existing Notes in the space above, all Existing Notes held by you for my (our) account will be tendered, and that I (we) will be deemed to automatically consent to the Proposed Amendments. I (we) understand that tenders of Existing Notes may only be made in an integral multiple of $1,000 of principal amount.

Signature(s):

Name(s) (Please Print):

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number with You:

Date:

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